Exhibit 99.1
NEWS RELEASE

INVESTOR CONTACT: John Burke, Chief Financial Officer (212) 891-1503	MEDIA CONTACT: Tom Hickey (609) 347-3804

TRUMP ENTERTAINMENT RESORTS

RECEIVES DELISTING NOTICE FROM NASDAQ

ATLANTIC CITY, N.J. – February 20, 2009 – Trump Entertainment Resorts, Inc. (NASDAQ: TRMP) (the “Company”) announced today that it received notification from the Nasdaq Stock Market indicating that the staff of the Nasdaq Stock Market had determined, in accordance with Nasdaq Marketplace Rules 4300, 4450(f) and IM-4300, that the Company’s common stock will be delisted from the Nasdaq Stock Market in light of, among other things, the Company’s announcement that it filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code. Nasdaq trading in the Company’s common stock will be suspended at the opening of business on February 26, 2009 unless the Company requests an appeal of Nasdaq’s delisting decision. The Company does not intend to appeal Nasdaq’s delisting decision. The Company expects that following delisting, the Company’s common stock will not be immediately eligible to trade over the OTC Bulletin Board or in the “Pink Sheets,” however, the common stock may become eligible for such trading if a market maker makes application to quote the common stock in accordance with Securities and Exchange Commission Rule 15c2-11, and such application is cleared.

PSLRA Safe Harbor for Forward-Looking Statements

and Additional Available Information

The information contained in this press release includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. All statements (other than statements of historical facts) that address projected or estimated results, or events, developments or results that we intend, expect, believe, anticipate, plan, forecast or project, will or may occur in the future are forward-looking statements. The words “possible,” “propose,” “might,” “could,” “would,” “projects,” “plan,” “forecasts,” “anticipates,” “expect,” “intend,” “believe,” “seek” or “may,” and similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying them. Forward-looking statements are subject to a number of risks, contingencies and uncertainties, some of which our management has not yet identified. Forward-looking statements are not guarantees of future performance; subsequent developments may cause forward-looking statements to become outdated; and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of various factors, certain (but not all) of which are discussed in the risk factors included in the Company’s reports filed with the Securities and Exchange Commission including, but not limited to, in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Important factors that could cause actual results to differ from those contemplated by forward-looking statements include, but are not limited to, the terms of the restructuring or reorganization plan ultimately implemented, the timing thereof, the related costs and expenses, and the ability of the Company to maintain normal relationships with their vendors, service providers and customers. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or circumstances, or otherwise.

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